Contact:	Michelle Manoff	Investor Contact:	Tim Clemensen
	Rubenstein Public Relations		Rubenstein Investor Relations
	212-843-8051		212-843-9337
	mmanoff@rubensteinpr.com		tclemensen@rubensteinir.com

Bizzingo engages aDVANCE vENTURES for

Venture development services

FLEMINGTON, New Jersey, Jan. 31, 2012 – Bizzingo, Inc. (OTCBB: BIZZ), a business to business social media company, announced that it has engaged Advance Ventures, based in Silicon Valley, to provide venture development services, including guidance on recruitment, business development and enhancing strategic relationships in Silicon Valley.

“We look forward to working with the venture development group at Advance Ventures because of its stellar track record,” said Douglas Toth, Bizzingo chairman and chief executive officer. “The relationship will allow us to access a diverse, highly experienced team whose strategic input will be invaluable as we move forward.”

Founded in 1999, Advance Ventures is a direct and equity participating investor in seed and early-stage cleantech, communications/mobility, digital media and information technology start-ups. Advance Ventures has consistently achieved meaningful exits with its portfolio companies over the last twelve years and across multiple funds. Its venture development group has worked with numerous emerging companies to accelerate growth and achieve transactions with top-tier Silicon Valley venture funds, private equity firms in the public markets and through public and private transactions.

“We believe the innovative Bizzingo platform will provide a highly effective social media solution for companies in the B2B space,” said Ephraim Lindenbaum, managing director of Advance Ventures. “The great promise of Bizzingo’s model is in creating a cohesive, focused social network for businesses to communicate with each other. We are pleased to assist in guiding the company’s growth.”

About Bizzingo, Inc.

Bizzingo is a global social media company that has developed Bizzingo.com as a unified business-to-business social network. Bizzingo is a search and social network designed especially for companies. The Bizzingo network will allow businesses to cost effectively introduce their product or service to a global network of business users; leverage and expand their brand and image; connect all their relationships together; and effectively communicate their marketing message to a targeted audience. It was created for businesses to use social networking as a utility to market, build customer interaction, and sell goods and services more effectively.

Bizzingo will provide a channel to negotiate transactions devoid of personal networking clutter, creating the ideal platform for business via social networking. As the first true business-to-business social platform, Bizzingo also is designed to allow businesses a way to find each other by keyword and view promotional information, as well as synchronously communicate with their users. Bizzingo’s profiling system will create one of the most detailed business databases in the world, delivering targeted search engine results. For additional information, visit www.bizzingo.com

About Advance Ventures

Advance Ventures is a seed and early-stage venture capital firm with venture development services located in Silicon Valley. Advance Ventures focuses on emerging companies in CleanTech, Communications/Mobility, Digital Media and Information Technology. Advance Ventures actively assists its entrepreneurs build great companies by dedicating significant time to each portfolio company and by leveraging our deep domain expertise in our focus areas. The Advance Ventures team of proven entrepreneurs, investment bankers and venture capitalists work closely with emerging growth companies through its venture development group to create strategies to seize new opportunities, grow their businesses, and increase shareholder value.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Bizzingo, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the Company’s short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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